Exhibit 99.1

CV Sciences, Inc. Reports First Quarter 2022 Financial Results

San Diego, CA - May 16, 2022 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced its financial results for the quarter ended March 31, 2022.

First Quarter 2022 and Recent Financial and Operating Highlights
•Revenue of $4.4 million for first quarter of 2022, compared to $4.8 million for the first quarter of 2021;
•Gross margin of 26.0% for first quarter of 2022, compared to 32.4% for the fourth quarter of 2021;
•Total cash balance of $2.4 million at quarter end, compared to $1.4 million at year end;
•Launched four unique Over-the-Counter (OTC) pain relief topical products formulated to pinpoint sources of minor pain and aches using active ingredients including camphor and menthol along with premium hemp-derived CBD;
•Launched PlusCBDTM Relief softgels to our wellness line of CBD products joining our successful PlusCBDTM Sleep and Calm gummies;
•Continued to evaluate strategic review, including consideration of inbound and outbound merger, sale, acquisition or other options for the Company as a whole or for any business segments;
•Continued to implement strategic cost savings initiatives;
•Completed new lease agreement of approximately 6,000 square feet for the Company's main facility in San Diego; and
•Claimed refundable employee retention credit (ERC) under the CARES Act of $2.0 million.

“First quarter results met our expectations and we are encouraged by improvements in the retail channel including an increase in units shipped on a year over year basis, and a very strong consumer response to several new product launches during Q1” said Joseph Dowling, Chief Executive Officer. “Our new OTC products, along with our Reserve Collection and our Wellness Line of products are evidence of our strong pipeline, and demonstrate our ability to develop innovative products that address the need states of our customers. Our flagship brand PlusCBDTM continues to gain market share in the natural product channel, and, with our portfolio of high-quality, proven products, and favorable regulatory momentum, we believe the Company is positioned for growth in 2022.”

Operating Results - First Quarter 2022 Compared to First Quarter 2021
Sales for first quarter of 2022 were $4.4 million, a decrease of 8% from $4.8 million in the first quarter of 2021. The decline is primarily due to lower sales in the retail channel. The total number of units sold during the first quarter of 2022 increased 3% compared to the first quarter of 2021. The volume increase was offset by higher discounts and changes in sales mix in the first quarter of 2022.

The Company reduced its operating loss to $1.5 million in the first quarter of 2022, compared to an operating loss of $3.1 million in the first quarter of 2021. The Company claimed employee retention credits recognized as a reduction to general and administrative expenses of $2.0 million during the first quarter of 2022.

The Company had negative adjusted EBITDA for the first quarter of 2022 of $2.5 million, compared to negative adjusted EBITDA of $2.3 million in the first quarter of 2021.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 10:00 am EDT/7:00 am PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://event.choruscall.com/mediaframe/webcast.html?webcastid=SFq4dd1d. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately two hours after the call concludes, and will be available through Monday, May 23, 2022, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13729877.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based dietary supplements and CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics. The Company’s PlusCBD™ products are sold at select retail locations throughout the U.S. and it is one of the top-selling brands of hemp-derived CBD in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry.  CV Sciences follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s products are processed, produced, and tested throughout the manufacturing process to confirm strict compliance with company standards and specifications.  With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov.  PlusCBD™ was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California.  Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information
ir@cvsciences.com

CV SCIENCES, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three months ended March 31,
	2022	2021
Product sales, net	$4,447	$4,844
Cost of goods sold	3,291	2,486
Gross Profit	1,156	2,358

Operating expenses:
Research and development	121	186
Selling, general and administrative	2,550	5,285
	2,671	5,471

Operating Loss	(1,515)	(3,113)

Interest expense	702	14
Net Loss	$(2,217)	$(3,127)

Weighted average common shares outstanding, basic and diluted	116,834	104,508
Net loss, basic and diluted	$(0.02)	$(0.03)

CV SCIENCES, INC.
CONDENSED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$2,439	$1,375
Accounts receivable, net	930	2,041
Inventory	8,237	8,624
Prepaid expenses and other	3,448	2,146
Total current assets	15,054	14,186

Property & equipment, net	1,101	1,717
Intangibles, net	1,485	1,485
Other assets	626	678
Total assets	$18,266	$18,066

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,705	$2,624
Accrued expenses	10,276	10,915
Convertible notes	1,036	612
Debt	178	310
Total current liabilities	14,195	14,461

Deferred tax liability	62	62
Total liabilities	14,257	14,523

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; 1 and no shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	280	—
Common stock, par value $0.0001; 190,000 shares authorized, 122,783 and 112,482 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	12	11
Additional paid-in capital	85,409	83,007
Accumulated deficit	(81,692)	(79,475)
Total stockholders' equity	4,009	3,543

Total liabilities and stockholders' equity	$18,266	$18,066

CV SCIENCES, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three months ended March 31,
	2022	2021
OPERATING ACTIVITIES
Net loss	$(2,217)	$(3,127)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	517	204
Stock-based compensation	516	657
Loss on disposal of fixed assets	99	—
Convertible note discount and interest expense	699	—
Employee retention credit	(1,993)	—
Non-cash lease expense	—	145
Other	98	124
Change in operating assets and liabilities:
Accounts receivable	1,096	133
Inventory	387	(168)
Prepaid expenses and other	690	692
Accounts payable and accrued expenses	(271)	(349)
Net cash used in operating activities	(379)	(1,689)

INVESTING ACTIVITIES
Purchase of property and equipment	—	(35)
Net cash flows used in investing activities	—	(35)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock and common stock warrants, net of issuance costs	605	—
Proceeds from issuance of convertible notes, net of issuance costs	970	—
Proceeds from issuance of common stock	—	3,222
Repayment of unsecured debt	(132)	(357)
Net cash flows provided by financing activities	1,443	2,865

Net decrease in cash, cash equivalents and restricted cash	1,064	1,141
Cash, cash equivalents and restricted cash, beginning of period	1,375	4,525
Cash, cash equivalents and restricted cash, end of period	$2,439	$5,666

Supplemental cash flow disclosure:
Interest paid	$3	$5

Supplemental disclosure of non-cash transactions:
Convertible note conversion	$(675)	$—
Services paid with common stock	$384	$—
Issuance cost in accounts payable and accrued expenses	$(68)	$—
Purchase of property and equipment in accounts payable and accrued expenses	$—	$7

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our condensed financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net loss plus depreciation and interest expense), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net loss for the three months ended March 31, 2022 and 2021 is detailed below (in thousands, except per share data):

	Three months ended March 31,
	2022	2021
Net loss - GAAP	$(2,217)	$(3,127)
Stock-based compensation (1)	516	657
Convertible note discount and interest expense (2)	699	—
Employee retention credit benefit (3)	(1,993)	—
Net loss - non-GAAP	$(2,995)	$(2,470)

Diluted EPS - GAAP	$(0.02)	$(0.03)
Stock-based compensation (1)	—	0.01
Convertible note discount and interest expense (2)	0.01	—
Employee retention credit benefit (3)	(0.02)	—
Diluted EPS - non-GAAP	$(0.03)	$(0.02)

Shares used to calculate diluted EPS - GAAP and non-GAAP	116,834	99,950
_____________
(1)Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents amortization of OID/debt issuance costs and interest expense for convertible notes payable.
(3)Represents expense reduction related to benefit for employee retention credit (ERC).

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the three months ended March 31, 2022 and 2021 is detailed below (in thousands):

	Three months ended March 31, 2022			Three months ended March 31, 2021
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
Net loss	$(2,182)	$(35)	$(2,217)	$(3,054)	$(73)	$(3,127)
Depreciation	517	—	517	204	—	204
Interest expense	702	—	702	14	—	14
EBITDA	(963)	(35)	(998)	(2,836)	(73)	(2,909)
Stock-based compensation (1)	516	—	516	656	1	657
Employee retention credit benefit (2)	(1,993)	—	(1,993)	—	—	—
Adjusted EBITDA	$(2,440)	$(35)	$(2,475)	$(2,180)	$(72)	$(2,252)
______________
(1)Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents expense reduction related to benefit for employee retention credit (ERC).